EXHIBIT 11

                          HEALTH RISK MANAGEMENT, INC.
                     COMPUTATION OF EARNINGS PER SHARE (EPS)
                                   (Unaudited)

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


                                            Primary EPS                                           Fully Diluted EPS
                       -----------------------------------------------------    ----------------------------------------------------
                             Three Months                 Six Months                  Three Months                 Six Months
                                 Ended                       Ended                        Ended                       Ended
                             December 31,                December 31,                 December 31,                December 31,
                       -------------------------   -------------------------    -------------------------  -------------------------
                          1996          1995          1996          1995           1996          1995          1996          1995
                       -----------   -----------   -----------   -----------    -----------   -----------  ------------   ----------

Earnings
(in thousands)
  Earnings for
   period indicated   $       697   $       612   $     1,135   $     1,141    $       697   $       612  $      1,135   $     1,141
                       ===========   ===========   ===========   ===========    ===========   ===========  ============   ==========

Number of Shares:
 Weighted average
   number of shares
   of common stock
   outstanding          4,221,669     4,030,732     4,202,391     4,030,216      4,221,669     4,030,732     4,202,391     4,030,216
 Weighted average
   number of shares
   of common stock
   equivalents            208,845        75,804       190,672        93,062        226,301       112,506       227,947       111,609
                      -----------    ----------    ----------    ----------     ----------    ----------   -----------     ---------

 Number of shares
   included in per
   share computation
   for the period
   indicated            4,430,514     4,106,536     4,393,063     4,123,278      4,447,970     4,143,238     4,430,338     4,141,825
                      ===========   ===========   ===========   ===========    ===========   ===========  ============   ===========

Net earnings
 per share             $     0.16   $      0.15   $      0.26   $       .28    $      0.16   $      0.15   $      0.26   $       .28
                      ===========   ===========   ===========   ===========    ===========   ===========  ============   ===========
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